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                                                                    EXHIBIT 5.01

                                 July 20, 2001

At Home Corporation
450 Broadway Street
Redwood City, California 94063

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by At Home Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about July 23, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 51,869,286 shares of the Company's Series A Common Stock (the "Shares"), of which (1) 1,869,286 shares (the "Merger Shares") were issued by the Company in connection with its acquisitions of DataInsight, Inc., a Colorado corporation ("DataInsight"), Join Systems, Inc., a California corporation ("Join"), and Kendara, Inc., a Delaware corporation ("Kendara"), and (2) 50,000,000 shares (the "Financing Shares") have been reserved for future issuance upon conversion of the convertible notes sold pursuant to a Securities Purchase Agreement dated June 8, 2001. The Shares may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only by certain selling securityholders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "Selling Stockholders").

   In rendering this opinion, we have examined the following:

  (1) the Company's Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999, the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 28, 2000;

  (2) the Company's Third Amended and Restated Bylaws, amended as of August 28, 2000;

  (3) resolutions adopted by the Company's board of directors at a meeting held on January 13, 2000, approving the Company's acquisition of Kendara, the filing of the Registration Statement and the sale and issuance of certain of the Merger Shares;

  (4) resolutions adopted by the Company's board of directors at a meeting held on January 13, 2000, an action by written consent of the Company's board of directors dated June 27, 2000 and an action by written consent of a special committee of the board of directors dated July 14, 2000, approving the Company's acquisitions of DataInsight and Join, approving the filing of the Registration Statement and the sale and issuance of the remaining Merger Shares;

  (5) resolutions adopted by the Company's board of directors at a meeting held on June 6, 2001, approving the issuance of $100,000,000 in convertible notes pursuant to a Securities Purchase Agreement dated June 8, 2001, the filing of the Registration Statement and the issuance of the Financing Shares upon conversion of the convertible notes;

  (6) the Registration Statement, together with the exhibits filed as a part thereof;

  (7) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (8) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a summary report of currently outstanding options and warrants to purchase the Company's capital stock, and shares reserved for issuance upon exercise of options and warrants to be granted in the future, that was prepared by the Company and dated of even date herewith;

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   (9)  the Agreement and Plan of Merger dated July 14, 2000 and Amendment
        No.1 to Agreement and Plan of Merger dated April 13, 2001 between the Company and DataInsight;

  (10) the Articles of Merger filed with the Secretary of State of the State of Colorado on July 14, 2000 to effect the DataInsight merger;

  (11) the Agreement and Plan of Merger dated July 14, 2000 between the Company and Join;

  (12) the Certificate of Merger filed with the Secretary of State of the State of California on July 14, 2000 to effect the Join merger;

  (13) the Agreement and Plan of Reorganization dated February 2, 2000, between the Company and Kendara;

  (14) the Certificate of Merger filed with the Secretary of State of the State of Delaware on February 2, 2000 to effect the Kendara merger;

  (15) the Securities Purchase Agreement (the "Purchase Agreement"), dated as of June 8, 2001, by and among the Company and HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd. and Leonardo, L.P. and the related convertible notes;

  (16) a Selling Stockholder's Questionnaire completed and executed by each Selling Stockholder; and

  (17) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons and entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

   We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

   In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

   The Company has informed us that the Selling Stockholders may offer and sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company's or the Selling Stockholder's future compliance with applicable laws, rules or regulations of the Commission or other

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governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

   Based upon the foregoing, it is our opinion that the 51,869,286 Shares to be offered and sold by the Selling Stockholders when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and, with respect to the Financing Shares, in the manner and for the consideration stated in the Purchase Agreement and related convertible notes, will be validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and sale of the Shares and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          FENWICK & WEST LLP

                                          By: /s/ Gordon K. Davidson
                                             __________________________________
                                             Gordon K. Davidson, a partner

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